Exhibit 10.21

INVESTOR SECURITIES PURCHASE AGREEMENT

This INVESTOR SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 11, 2004 by and among Language Line Holdings, LLC, a Delaware limited liability company (the “Company”), and the Persons listed on Schedule A attached hereto (collectively, the “Investors”). Capitalized terms used and not otherwise defined herein shall have the meanings given to those terms in Section 5 below.

Each Investor desires to purchase from the Company, and the Company desires to sell to such Investor Class A Common Units (the “Common Units”) in the quantity and for the price set forth opposite such Investor’s name on Schedule A attached hereto, upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Company and the Investors hereby agree as follows:

1. Purchase and Sale of Common Units.

(a) Upon the terms and conditions set forth in this Agreement, on the date hereof, subject to and contemporaneously with the closing of the transactions contemplated by the Preferred Securities Purchase Agreement (the “Closing”), each Investor shall purchase from the Company, and the Company shall sell to such Investor, the number of Common Units set forth opposite such Investor’s name on Schedule A attached hereto for the aggregate consideration set forth opposite such Investor’s name on Schedule A attached hereto (the “Purchase Price”). The consideration to be paid by each Investor will consist of cash and/or the contribution to the Company of shares of common stock of Language Line Holdings, Inc. (“OldCo Shares”), as specified for each Investor on Schedule A attached hereto. At the Closing:

(i) each Investor that is paying cash as all or part of the consideration for Common Units to be purchased by such Investor will deliver such cash consideration to the Company by a cashier’s or certified check or wire transfer of immediately available funds, or by directing that the amount of such cash consideration be paid to the Company on such Investor’s behalf out of amounts that are otherwise payable to such Investor pursuant to the Merger Agreement, in each case in the aggregate amount of the Purchase Price payable by such Investor in cash,

(ii) each Investor that is contributing OldCo Shares as all or part of the consideration for Common Units to be purchased by such Investor will deliver the certificate(s) representing such OldCo Shares, duly endorsed, to the Company or will take such other actions as the Company may request in order to effectuate such contribution, and

(iii) the Company will deliver to each Investor evidence of proper recordation in the books and records of the Company of (and, if certificated, certificates for) the Common Units to be purchased by such Investor.

(b) The proceeds from the purchase and sale of Common Units pursuant to Section 1(a) above shall be used by the Company to finance in part the transactions contemplated by the Agreement and Plan of Merger and to pay related fees and expenses.

(c) In connection with the purchase and sale of Common Units under this Agreement, each Investor, with respect to himself or itself only, represents and warrants to the Company as of the date hereof that the following statements are true and correct:

(i) The Common Units to be acquired by such Investor pursuant to this Agreement will be acquired for such Investor’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, any applicable state securities laws or the terms of the Operating Agreement or the Members Agreement, and such Common Units will not be disposed of in contravention of any such laws or agreements.

(ii) Such Investor is able to bear the economic risk of the investment in Common Units for an indefinite period of time, and such Investor understands that Common Units are subject to the transfer restrictions contained herein and have not been registered under the Securities Act.

(iii) Such Investor has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Common Units and has had full access to such other information concerning the Company as such Investor has requested. Such Investor has reviewed, or has had an opportunity to review copies of, the Members Agreement, the Operating Agreement, the Registration Rights Agreement and the Preferred Securities Purchase Agreements that the Company is entering into on the date of this Agreement.

(iv) Each of this Agreement, the Operating Agreement, the Members Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies), and the execution, delivery, and performance of each such Agreement by such Investor does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which such Investor is a party or any judgment, order, or decree to which such Investor is subject.

(v) Such Investor is an “Accredited Investor” as defined in Regulation D under the Securities Act and such Investor considers himself or itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Common Units. Such Investor acknowledges and understands that an investment in the Common Units involves substantial risks and such Investor is able to bear the economic risks of an investment in the Common Units pursuant to the terms hereof, including the complete loss of such Investor’s investment in the Common Units.

(d) In connection with the purchase and sale of Common Units under this Agreement, the Company represents and warrants to each Investor as of the date hereof that the following statements are true and correct:

(i) Organization, Corporate Power. Each of the Company and its Subsidiaries is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in every jurisdiction in which the failure to do so would not, or would reasonably be expected not to, have a material adverse effect on the assets, operations, business or financial condition of the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries possesses all requisite limited liability company or corporate power and authority necessary to own and operate its properties, to carry on its businesses as presently conducted and as proposed to be conducted and, in the case of the Company, to carry out the transactions contemplated by this Agreement and the Related Agreements.

(ii) Subsidiaries. The legal names of each of the Subsidiaries of the Company, their respective jurisdictions of organization, the number of authorized and the number of issued and outstanding shares or units, as applicable, of each class of their Capital Stock and the number of shares or units, as applicable, covered by all outstanding options, warrants, rights of conversion or purchase and similar rights, and their equity holders, in each case, as of the date hereof, are accurately set forth on Schedule 1 attached hereto. All Capital Stock of each Subsidiary of the Company (i) that is a corporation is duly and validly issued and is fully paid and non-assessable and (ii) that is a limited liability company is duly and validly issued without any obligation to make additional capital contributions and in each case, is owned, of record and beneficially, by the Company, directly or indirectly.

(iii) Common Units Duly Authorized. When issued pursuant to this Agreement, all of the Common Units will be duly authorized and validly issued and outstanding, will have been issued by the Company in compliance in all material respects with applicable federal and state securities laws, will be free and clear of all liens, mortgages, charges, security interests, hypothecations, assignments for security and encumbrances of any kind (other than those arising pursuant to the Operating Agreement, the Members Agreement or the Registration Rights Agreement) and will not be subject to any preemptive rights.

(iv) Authorization; Enforceability. The execution, delivery and performance by the Company or its officers of the Related Agreements and all other agreements contemplated by the Related Agreements to which the Company is a party and the offer, sale and issuance of the Common Units have been duly authorized by the Company. The Related Agreements and all such other agreements to which the Company is a party each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.

(v) Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the other Related Agreements does not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s or any of its Subsidiary’s assets pursuant to, (D) give any third party the right to modify, terminate or accelerate any obligation under, (E) result in a violation of, or (F) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Person (other than any governmental authorities) pursuant to, the Operating Agreement or any law, statute, rule or regulation to which the Company or any of its Subsidiaries is subject or any agreement, instrument, order, judgment or decree to which the Company or any of its Subsidiaries is subject, except where such conflict, breach, default, creation, right, violation or requirement would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

(vi) Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement and the other Related Agreements based on any arrangement or agreement binding upon the Company or any of its Subsidiaries. The Company will pay, and hold each Investor harmless against, any liability, loss or expense (including reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

(vii) Capitalization.

(A) An accurate organizational chart, showing the ownership structure of the Company and its Subsidiaries on the date hereof, and after giving effect to the transactions contemplated hereby and by the other Related Agreements and the Agreement and Plan of Merger, is set forth on Schedule B attached hereto.

(B) Immediately following the Closing, (x) the authorized and issued Capital Stock of the Company will consist of (I) an unlimited number of authorized Common Units (as defined in the LLC Agreement), 120,000,000 of which will be issued and outstanding, and (II) an unlimited number of authorized Preferred Units, 82,000,000 of which will be issued and outstanding, (y) except as described in reasonable detail in Schedule C attached hereto or clause (x)(II) above, there are no options for, rights to acquire, agreements to issue, or securities exercisable for or convertible into Capital Stock of the Company. Schedule C attached hereto sets forth, as of the date hereof after giving effect to the transactions contemplated by the Related Agreements, a true and complete list of all members of the Company and its Subsidiaries and the number and class of Capital Stock held by each as well as the capital account interests of each member and each member’s percent of total voting interests. The Common Units to be issued hereunder have been duly authorized and issued and are free of any preemptive or similar rights of members. The offer and sale of all of the securities listed on Schedule C attached hereto issued on or prior to the date hereof complied with or were exempt from all applicable federal and state securities laws and there are no rights of rescission or damages with respect thereto. Except as described in reasonable detail in Schedule C attached hereto and except as contemplated by the Related Agreements, (1) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Capital Stock or any convertible securities, rights, options or warrants, (2) the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities, and (3) the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any Capital Stock of the Company.

(viii) Other Representations and Warranties. The representations and warranties made by the Company (or its Subsidiaries, if applicable) in the Preferred Securities Purchase Agreement, the Senior Credit Agreement, the underlying placement agreement or similar agreement relating to the Subordinated Note Indentures and the Agreement and Plan of Merger, were true and correct in all material respects when made and shall be true and correct in all material respects at and as of the time of the Closing, both before and immediately after giving effect to the transactions contemplated hereby and thereby.

(ix) Effectiveness of Other Agreements. Each of the Agreement and Plan of Merger, the Senior Credit Agreement, the Subordinated Note Indentures and the Related Agreements, (other than the Incentive Unit Agreements) are in full force and effect.

(x) Conduct of Business; Liabilities. Prior to the Closing, neither the Company nor any of its Subsidiaries has or will have conducted any business, or incurred any material expenses, obligations or liabilities, other than in connection with the negotiation of the Agreement and Plan of Merger, the preparation to consummate the transactions contemplated by the Agreement and Plan of Merger and to operate the businesses to be acquired pursuant thereto, the financing of such transactions and related expenses, and matters incidental thereto.

2. Conditions to Closing. Each Investor’s obligation to purchase and pay for the Common Units to be purchased by such Investor hereunder is subject to the satisfaction or waiver by such Investor, at or before Closing, of the following conditions:

(a) The representations and warranties made by the Company in this Agreement shall be true and correct when made and at and as of the time of the Closing, both before and immediately after giving effect to the transactions contemplated hereby.

(b) All conditions precedent to the closing and consummation of the transactions contemplated by the Preferred Securities Purchase Agreement, the Agreement and Plan of Merger, the Senior Credit Agreement and the underlying placement or similar agreement relating to the Subordinated Note Indentures, in each case, as set forth therein, shall have been satisfied or waived (provided that any waiver of a condition shall have been disclosed to each Investor and consented to by each Investor), and each such agreement shall be in full force and effect.

(c) The Company shall have delivered to such Investor a certificate of the chief executive officer or the chief financial officer or a vice president of the Company, dated the date of the Closing, to the effect set forth in clauses (a) and (b) above.

(d) The purchase of and payment for the Common Units to be purchased by such Investor on the date of the Closing on the terms and conditions herein provided (including the use of the proceeds from the sale of such Common Units by the Company) shall not violate any applicable law or governmental regulation and shall not subject such Investor to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Investor shall have received such certificates or other evidence as it may request to establish compliance with this condition. All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of the Related Agreements (other than the Incentive Unit Agreements) or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance reasonably satisfactory to such Investor.

(e) All proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident hereto shall be reasonably satisfactory in substance and form to such Investor, and such Investor shall have received all such counterpart originals or certified or other copies of the Operating Agreement, the Members Agreement, the Registration Rights Agreement and such other documents as it may request.

(f) The Company shall have sold, or contemporaneously with such sale to such Investor will sell, to the other Investors the Common Units to be purchased by them at the Closing and shall have received payment in full therefor.

(g) Such Investor shall have received from Kirkland & Ellis LLP, who is acting as special corporate counsel for the Company, a favorable opinion reasonably satisfactory to such Investor. The Company, by its execution hereof, hereby requests and authorizes such special counsel to render such opinion.

(h) Each of the Operating Agreement, the Members Agreement and the Registration Rights Agreement shall have been executed and delivered by each party thereto other than such Purchaser.

3. Other Agreements.

(a) Any certificates representing the Common Units will bear the legend set forth in Section 11.4 of the Operating Agreement.

(b) Each Investor acknowledges that the transfer of Common Units is subject to the provisions of the Securities Act, applicable state securities laws, the Operating Agreement and the Members Agreement.

4. Definitions.

“ABRY” means ABRY Partners IV, L.P., a Delaware limited partnership.

“Capital Stock” in any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, and membership interests in such Person, including any right or interest which is classified as equity in accordance with GAAP.

“Common Units” means the Company’s Class A Common Units as defined and having the rights and obligations specified in the Operating Agreement.

“GAAP” means, at any date of determination, generally accepted accounting principles in effect in the United States at such time and which are consistently applied.

“Incentive Unit Agreements” mean the Incentive Unit Agreements, dated as of the date hereof, by and between the Company and certain members of management of the Company, as in effect from time to time.

“Members Agreement” means the Members Agreement, dated as of the date hereof, by and among the Company and the members of the Company as in effect from time to time.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger made and entered into as of April 14, 2004, among Language Line Holdings, Inc., Language Line Acquisition, Inc., and Language Line, Inc.

“Operating Agreement” means the Company’s Amended and Restated Limited Liability Company Agreement, dated as of the date hereof, by and among the Company and the members of the Company as in effect from time to time.

“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity (including any governmental entity or any department, agency or political subdivision thereof).

“Preferred Securities Purchase Agreement” means the Preferred Securities Purchase Agreement, dated as of the date hereof, by and among the Company, New York Life Capital Partners II, L.P. (“New York Life”), ABRY Mezzanine Partners, L.P. and Merrill Lynch Capital Corporation (“Merrill”), as in effect from time to time.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the members of the Company as in effect from time to time.

“Related Agreements” means, collectively, (i) this Agreement, (ii) the Operating Agreement, (iii) the Members Agreement, (iv) the Registration Rights Agreement, (v) the Preferred Securities Purchase Agreements, and (vi) the Incentive Unit Agreements.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Agreement” shall mean the Credit Agreement dated as of the date hereof, by and among Language Line, Inc., (a Delaware corporation) as borrower, the Subsidiary Guarantors party thereto, the lenders party thereto from time to time, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated and Banc of America Securities LLC as Joint Lead Arrangers and Book Runners and Banc of America Securities LLC as Syndication Agent and Merrill as Administrative Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing thereof (including any restatements thereof and any increases in the amount of commitments thereunder), whether in one or more separate agreements and whether by or with the same or any other lender, creditor, or any one or more groups of lenders or group of creditors (whether or not including any or all of the financial institutions party to the aforementioned credit agreements), and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.

“Subordinated Note Indentures” shall mean the Indenture dated as of June 11, 2004, by and among Language Line, Inc., as Issuer, the Guarantors named therein and Bank of New York, as Trustee, relating to the 11 1/8% Senior Subordinated Notes due 2012 of Language Line, Inc., and the Indenture dated as of June 11, 2004, by and among Language Line Acquisition, Inc., as Issuer, and Bank of New York, as Trustee, relating to the 14 1/8% Senior Discount Notes due 2014 of Language Line Acquisition, Inc., each as in effect from time to time.

“Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity.

5. Notices. All notices, demands or other communications to be given or delivered by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) on the date of personal delivery to the recipient or an officer of the recipient, or (b) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (c) when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or three business days after deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested. Such notices, demands and other communications shall be sent to each Investor at the address set forth for such Investor in the Members Agreement (including any joinder thereto) as then in effect and to the Company at the address set forth below:

Language Line Holdings, LLC

c/o ABRY Partners IV, L.P.

111 Huntington Avenue

30th Floor

Boston, MA 02199

Facsimile: 617-859-2959

Attention: Peggy Koenig

with a copy (which will not constitute notice to the Company), to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022

Facsimile: 212-446-4900

Attention: John L. Kuehn, Esq.

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

6. General Provisions.

(a) Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Investor unless such modification, amendment or waiver is approved in writing by the Company or such Investor (as the case may be). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a wavier of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(b) Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save ABRY, New York Life, and Merrill harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including, without limitation, the following:

(i) (A) all stamp and documentary taxes and similar charges, if any, and (B) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the Related Agreements or the issuance of the Common Units; and

(ii) document production and duplication charges and the fees and expenses of any special counsel engaged by such Investor in connection with this Agreement, any of the other Related Agreements and the transactions contemplated hereby or thereby.

The obligations of the Company to reimburse New York Life and Merrill under Section 6(b)(ii) as to any period on or before the date of the Closing shall be limited to the fees and expenses of Cahill Gordon & Reindel LLP and Schiff Hardin LLP.

(c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d) Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by each of the Investors, the Company and their respective successors and assigns (including subsequent holders of the Common Units purchased hereunder); provided that the rights and obligations of each of the Investors under this Agreement will not be assignable except in connection with a transfer of Common Units permitted under the Operating Agreement and the Members Agreement.

(e) Choice of Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement and any exhibits and schedules to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(f) Time is of the Essence. The parties to this Agreement hereby expressly acknowledge and agree that time is of the essence for each and every provision of this Agreement.

(g) Specific Performance. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Company and the Investors agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h) Survival; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the other Related Agreements and the transfer by any Investor of any Common Units, and may be relied upon by each Investor and any of its successors and assigns, regardless of any investigation made at any time by or on behalf of any Investor or any of its successors and assigns. This Agreement and the agreements and documents referred to herein contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, that may have related to the subject matter hereof in any way.

(i) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(j) No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(k) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(l) Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY TO THIS AGREEMENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE COMPANY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE

LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

*    *    *    *    *

LANGUAGE LINE HOLDINGS, LLC

By:	/s/ C.J. Brucato, III
Name: C.J. Brucato, III
Title: Vice President

ABRY PARTNERS IV, L.P.

By:	ABRY Capital Partners, L.P.,
Its General Partner

By:	ABRY Capital Partners, LLC,
Its General Partner

By:
Name:
Title:

ABRY MEZZANINE PARTNERS, L.P.

By:	ABRY MEZZANINE INVESTORS, L.P.,
its general partner

By:	ABRY MEZZANINE HOLDINGS LLC
its general partner

By:
Name:
Title:

ABRY INVESTMENT PARTNERSHIP, L.P.

By:	ABRY Investment GP, LLC

By:
Name:
Title:

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ Jack Mann
Name: Jack Mann
Title: President

NEW YORK LIFE CAPITAL PARTNERS II, L.P.

By:	NYLCAP Manager LLC,
its Investment Manager

By:	/s/ Kevin A. Smith
Name: Kevin A. Smith
Title: Vice President

DENNIS G. DRACUP DECLARATION OF TRUST DATED 01.19.1999

By:	/s/ Dennis G. Dracup
Name: Dennis G. Dracup, Trustee

CHRISTINE L. DRACUP DECLARATION OF TRUST DATED 01.19.1999

By:	/s/ Christine L. Dracup
Name: Christine L. Dracup, Trustee

/s/ Matthew Gibbs
MATTHEW GIBBS

/s/ James Moore
JAMES MOORE

/s/ Jeanne Anderson
JEANNE ANDERSON

/s/ Dennis Bailey
DENNIS BAILEY

/s/ Phil Speciale
PHIL SPECIALE

/s/ Yung-Chung Heh
YUNG-CHUNG HEH

SCHEDULE A

INVESTORS

Investor	Class A Common Units to be Purchased	Purchase Price to be paid in Cash	OldCo Shares to be Contributed
ABRY Partners IV, LP	99,596,745	$99,596,745
ABRY Investment Partnership, L.P.	52,000	$52,000
ABRY Mezzanine Partners, L.P.	4,872,085	$4,872,085
New York Life Capital Partners II, L.P.	4,872,085	$4,872,085
Merrill Lynch Capital Corporation	4,872,085	$4,872,085
Dennis Dracup	2,000,000	$2,000,000
Matthew Gibbs	1,500,000		OldCo Shares for which the aggregate Merger Consideration (as that term is defined in the Merger Agreement) is $1,500,000
James Moore	650,000		OldCo Shares for which the aggregate Merger Consideration (as that term is defined in the Merger Agreement) is $650,000
Jeanna Anderson	650,000		OldCo Shares for which the aggregate Merger Consideration (as that term is defined in the Merger Agreement) is $650,000
Dennis Bailey	135,000	$135,000
Phil Speciale	700,000	$115,198.75	OldCo Shares for which the aggregate Merger Consideration (as that term is defined in the Merger Agreement) is $584,801.25
Yung-Chung Heh	100,000		OldCo Shares for which the aggregate Merger Consideration (as that term is defined in the Merger Agreement) is $100,000
Total	120,000,000

SCHEDULE B

Organizational Chart

See attached.

SCHEDULE C

Capitalization of the Company

	Units
			Class C
Name	Preferred A	Class A	Class C-1		Class C-2		Class C-3		Class D
ABRY Partners IV, L.P.		99,596,745
ABRY Mezzanine Partners, L.P.	47,000,000	4,872,085							2,917,960
ABRY Investment Partnership, L.P.		52,000
New York Life Capital Partners II, L.P.	20,000,000	4,872,085							1,241,685
Merrill Lynch Capital Corporation	15,000,000	4,872,085							931,264
Dennis Dracup		2,000,000	3,878,788		3,878,788		3,878,788
Mathew Gibbs		1,500,000	1,333,333		1,333,334		1,333,333
James Moore		650,000	260,383	*	260,383	*	260,383	*
Jeanne Anderson		650,000	260,383	*	260,383	*	260,383	*
Dennis Bailey		135,000	260,383	*	260,383	*	260,383	*
Phil Speciale		700,000	260,383	*	260,383	*	260,383	*
Yung-Chung Heh		100,000

Total	82,000,000	120,000,000	6,253,653	**	6,253,654	**	6,253,653	**	5,090,909

*	To be issued after Closing

**	Note, includes units to be issued after Closing.